Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 26, 2019 (and March 4, 2020 as to the effects on the financial statements of the forward stock split as described in Note 1 to the financial statements) relating to the financial statements of SelectQuote, Inc. appearing in Registration Statement No. 333-236555 on Form S-1 of SelectQuote, Inc.

/s/ Deloitte & Touche LLP

Kansas City, Missouri

May 26, 2020